UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2016 (April 20, 2016)
HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On April 20, 2016, MVI Partners, LLC ("MVI Partners"), an Ohio limited liability company, entered into a Stock Purchase Agreement to purchase 494,913 shares of the Series B preferred stock, $0.001 par value per share (the "Series B Preferred Stock") of HealthWarehouse.com, Inc. (the "Company"), or 95.7% of the issued and outstanding Series B Preferred Stock, with certain of the former holders thereof (the "Selling Shareholders").  In addition, each of the Selling Shareholders assigned and transferred to MVI Partners pursuant to an Assignment and Assumption Agreement, dated April 20, 2016 (the "Assignment Agreement"), all of such Selling Shareholder's right, title, benefit, privileges and interest in and to, and all of such holder's restrictions, obligations and liabilities in connection with, the Securities Purchase Agreement and the Investor Rights Agreement, each dated November 8, 2010, between the Company and such Selling Shareholders. Pursuant to the Assignment Agreement, MVI Partners agreed to observe and perform all of the duties, obligations, terms and provisions of the Securities Purchase Agreement and the Investor Rights Agreement, and the Company acknowledged and agreed to the assignment of the rights and obligations of the Selling Shareholders to MVI Partners.   The Company further agreed that MVI Partners is and may enforce its rights as an "Investor" under the Securities Purchase Agreement and is and may enforce its rights as an "Investor" and "Holder" under the Investor Rights Agreement.  The Securities Purchase Agreement and the Investor Rights Agreement were previously filed by the Company as exhibits to its current report on Form 8-K filed on November 12, 2010.

The Company is a party to an Amended and Restated Loan and Security Agreement (the "Loan Agreement"), with Melrose Capital Advisors, LLC ("Melrose Capital" or the "Lender").Timothy E. Reilly, the managing member of Melrose Capital, is a former partner of MVI Partners and two of Mr. Reilly's children currently have a combined one-third interest in MVI Partners.  Under the terms of the Loan Agreement, the Company borrowed an aggregate of $1,000,000 from the Lender (the "Loan").  The Loan is evidenced by a promissory note in the face amount of $1,000,000, as amended (the "Senior Note").The principal amount and all unpaid accrued interest on the Senior Note is payable on May 31, 2016, or earlier in the event of default or a sale or liquidation of the Company.The Company granted the Lender a first priority security interest in all of the Company's assets, in order to secure the Company's obligation to repay the Loan, including a Deposit Account Control Agreement and a Deposit Account Control Agreement, which grants the Lender a security interest in certain bank accounts of the Company.Upon the occurrence of an event of default, the Lender has the right to impose interest at a rate equal to five percent (5.0%) per annum above the otherwise applicable interest rate. The repayment of the Loan may be accelerated prior to the maturity date upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

A copy of the Assignment and Assumption Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference hereto.

Item 9.01     Financial Statements and Exhibits

(d)   Exhibits

The following exhibit is included herewith.

Exhibit Number	Description

10.1	Assignment and Assumption Agreement, dated April 20, 2016, by and among MVI Partners, LLC, certain of the holders of the Series B Preferred Stock and HealthWarehouse.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: April 21, 2016	By:/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer